UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2016

Legacy Reserves LP
(Exact name of registrant as specified in its charter)

Delaware	1-33249	16-1751069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 W. Wall, Suite 1800	79701
Midland, Texas	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: (432) 689-5200

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     Effective February 19, 2016, Legacy Reserves LP, a Delaware limited partnership (the “Partnership”), entered into an amendment (the “Seventh Amendment”) to its secured Third Amended and Restated Credit Agreement dated as of April 1, 2014,as amended, and filed on Form 8-K on April 2, 2014, (the “Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”) and certain other financial institution parties thereto as lenders (the “Lenders”). The Seventh Amendment amends certain provisons set forth in the Credit Agreement to:

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establish the applicable margin on (i) Eurodollar loans of not less than 2.00% and not more than 3.00% (to be determined by the percentage of the borrowing base utilized by the Partnership) and (ii) alternate base rate loans of not less than 1.00% and not more than 2.00% (to be determined by the percentage of the borrowing base utilized by the Partnership); provided, that if the ratio of the Partnership’s first lien debt as of the last day of any fiscal quarter to its EBITDA for the four fiscal quarters ending on such day is greater than 3.00 to 1.00, then the applicable margin shall be increased by 0.50% during the next succeeding fiscal quarter;

•
in the event that the Partnership is required to redeem any secured second lien notes (described below), the Partnership shall first prepay the loans and cash collateralize any letter of credit exposure in an amount equal to the applicable redemption amount;

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in the event that at the close of any business day the aggregate amount of cash and cash equivalents, marketable securities and other liquid financial assets of the Partnership exceeds $20 million (excluding funds received by the Partnership after 10:00 a.m. on such day), then the Partnership shall prepay the loans and cash collateralize any letter of credit exposure with such excess;

•
require that the oil and gas properties of the Partnership mortgaged in favor of the Lenders as collateral security for the loans represent not less than 90% of the total value of the oil and gas properties of the Partnership evaluated in the most recently completed reserve report;

•
permit the payment by the Partnership of cash dividends to its equity holders out of available cash in accordance with its partnership agreement so long as before and immediately after such payment (i) no default or event of default occurred or would result therefrom, (ii) the Partnership has unused commitments of not less than 15% of the total commitments then in effect under the Credit Agreement, (iii) the ratio of the Partnership’s total debt at the time of such payment to its EBITDA for the four fiscal quarters ending on the last day of the fiscal quarter immediately preceding the date of determination for which financial statements are available is equal to or less than 4.00 to 1.00;

•
permit the redemption or repurchase of preferred equity securities, preferred limited partnership interests or preferred units of the Partnership: (i) using cash proceeds from the sale of equity securities or in exchange for equity securities of the Partnership, or (ii) so long as before and immediately after such repurchase or redemption, (1) no default or event of default occurred or would result therefrom, (2) the Partnership has unused commitments of less than 15% of the total commitments then in effect under the Credit Agreement, and (3) the ratio of the Partnership’s total debt at the time of the redemption or repurchase to its EBITDA for the four fiscal quarters ending on the last day of the fiscal quarter immediately preceding the date of determination for which financial statements are available is equal to or less than 4.00 to 1.00;

•
permit the redemption or repurchase of the Partnership’s senior unsecured notes (a) using cash proceeds from the sale of equity securities or in exchange for equity securities of the Partnership, or with the proceeds of permitted refinancing debt, (b) so long as (1) before and immediately after such redemption (A) the Partnership has unused commitments of not less than the greater of (i) 20% of the total commitments then in effect under the Credit Agreement, and (ii) $100,000,000, (B) the Partnership is in pro forma compliance with the first lien debt to EBITDA covenant such that its ratio of first lien debt to EBITDA would not exceed 3.00 to 1.00 (or 2.50 to 1.00 on any date of determination occurring on or after July 1, 2017), (C) no default or event of default occurred or would result therefrom and (2) each such redemption is made solely with the proceeds from the permitted sales of property, provided, that (w) such redemption shall be made within 90 days of the related sale of property, (x) the amount of sale proceeds used for such redemption shall not exceed 50% of the sale proceeds of such property, (y) the redemption prices shall not exceed 50% of the stated principal amount of senior unsecured notes redeemed, and (z) the aggregate amount of all sale proceeds used for all such redemptions shall not exceed $75 million, and (c) in exchange for secured second lien notes pursuant to a senior debt exchange or in exchange for equity interests of the Partnership;

•
permit the issuance by the Company of secured second lien notes solely in exchange for the Partnership’s outstanding senior unsecured notes pursuant to one or more senior debt exchanges; provided that: (i) such debt shall be (A) in an aggregate principal amount not to exceed $400 million and (B) such debt is subject to an Intercreditor Agreement at all times; and (ii) such debt shall not (A) have any scheduled principal amortization or have a scheduled maturity date or a date of mandatory redemption in full prior to 120 days after April 1, 2019, or (B) contain terms and conditions, taken as a whole, more restrictive than those set forth in the Credit Agreement and (C) be guaranteed by any subsidiary or other person unless such subsidiary or other person has guaranteed the Partnership’s indebtedness under the Credit Agreement pursuant to the Guaranty Agreement;

•
restrict the redemption of any secured second lien notes; provided, that if no default, event of default or borrowing base deficiency has occurred or would result therefrom the Partnership may redeem secured second lien notes with the proceeds of the sale of equity securities or permitted refinancing debt, or in exchange for its equity interests;

•	reduce the borrowing base from $900 million to $725 million;

•
not permit, as of the last day of any fiscal quarter, the Partnership’s ratio of EBITDA for the four fiscal quarters then ending to interest expense for such period to be less than (i) 2.50 to 1.00 for the fiscal quarters ending December 31, 2015 and March 31, 2016, (ii) 2.00 to 1.00 for the fiscal quarters ending June 30, 2016, through the fiscal quarter ending June 30, 2017, and (iii) 2.50 to 1.00 for the fiscal quarter ending September 30, 2017 and each fiscal quarter thereafter; and

•
eliminate the Partnership’s ratio of secured debt to EBITDA covenant and not permit, at any time, the ratio of the Partnership’s first lien debt as of such time to EBITDA for the four fiscal quarters ending on last day of the fiscal quarter immediately preceding the date of determination for which financial statements are available to be greater than: (i) 3.50 to 1.00, at any time during the period from and including the effective date of the Seventh Amendment through December 31, 2016, (ii) 3.25 to 1.00, at any time during the fiscal quarter ending March 31, 2017, (iii) 3.00 to 1.00, at any time during the fiscal quarter ending June 30, 2017 and (iv) 2.50 to 1.00, at any time on or after July 1, 2017.

All capitalized terms not defined herein have the meaning assigned to them in the Credit Agreement, as amended by the Seventh Amendment. The description of the Seventh Amendment is qualified in its entirety by reference to the full text of the Seventh Amendment, which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.
On February 24, 2016, the Partnership issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information in this report, including the Exhibit attached hereto, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, or the Exchange Act, except as specifically identified therein as being incorporated by reference.
 Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 9.01  Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit No.	Description

10.1	Seventh Amendment to Third Amended and Restated Credit Agreement dated as of February 19, 2016.
99.1	Press release dated February 24, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEGACY RESERVES LP

	By:	Legacy Reserves GP, LLC,
its general partner

Date: February 24, 2016	/s/ James Daniel Westcott
James Daniel Westcott
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Seventh Amendment to Third Amended and Restated Credit Agreement dated as of February 19, 2016.
99.1	Press release dated February 24, 2016.